UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 25, 2013

SELECTIVE INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-33067	22-2168890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Wantage Avenue, Branchville, New Jersey	07890
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(973) 948-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  In connection with the amendment of the Retirement Income Plan for Selective Insurance Company of America, Amended and Restated Effective as of July 1, 2011 (“Retirement Income Plan”), as described under Item 7.01 below, on March 22, 2013, the Salary and Employee Benefits Committee of the Board of Directors of Selective Insurance Company of America (“SICA”), the lead insurance subsidiary of Selective Insurance Group, Inc., authorized SICA’s management to amend:  (i) the Selective Insurance Supplemental Pension Plan, Amended and Restated Effective as of January 1, 2005 (“SERP”), to cease all future benefit accruals under the SERP effective as of March 31, 2016; and (ii) the Selective Insurance Company of America Deferred Compensation Plan (2005), As Amended and Restated Effective as of January 1, 2010 (“DCP”), to extend eligibility to receive certain nonelective Company contributions under the DCP to participants who are active participants in the Retirement Income Plan, effective as of April 5, 2013, to the extent a participant is unable to receive all or a portion of their 4% nonelective contribution to the Selective Insurance Retirement Savings Plan, As Amended and Restated Effective as of January 1, 2011 (“401(k) Plan”) due to Internal Revenue Service limitations.

Copies of Amendment No. 1 to the SERP and Amendment No. 2 to the DCP are attached hereto as Exhibits 10.1 and 10.2, respectively, and each is incorporated herein by reference as though it were fully set forth herein.

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

On March 22, 2013, the Salary and Employee Benefits Committee of the Board of Directors of SICA, the lead insurance subsidiary of Selective Insurance Group, Inc., authorized SICA’s management to amend:  (i) the Retirement Income Plan to freeze all future accruals under the plan effective as of March 31, 2016; (ii) the SERP to cease all future benefit accruals under the SERP effective as of March 31, 2016; (iii) the 401(k) Plan to provide that, effective as of April 5, 2013, all eligible employees who have completed one year of eligibility service are eligible to receive the 4% non-safe harbor non-elective contribution under the 401(k) Plan; and (iv) the DCP to extend eligibility to receive certain nonelective Company contributions under the DCP to participants who are active participants in the Retirement Income Plan, effective as of April 5, 2013, to the extent a participant is unable to receive all or a portion of their 4% nonelective contribution to the 401(k) Plan due to Internal Revenue Service limitations.

The amendment to the Retirement Income Plan is expected to result in an after-tax benefit to stockholders’ equity of approximately $18 million. The above changes will result in an immaterial impact to net income in the three year transition period ending March 31, 2016.

The information contained in Item 7.01 of this report on Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.  The Company makes no admission as to the materiality of any information in Item 7.01 of this report.

Forward-looking Statements

Certain statements in this report, including statements regarding the potential after-tax benefit to stockholders equity, are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed or implied by the forward-looking statements.  These statements are only predictions, and we can give no assurance that such expectations will prove to be correct.  We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause our actual results to differ materially from those we have projected, forecasted or estimated in forward-looking statements are discussed under in Item 1A., “Risk Factors.” of our Form 10-K.  These risk factors may not be exhaustive.  We operate in a continually changing business environment, and new risk factors emerge from time-to-time. We can neither predict such new risk factors nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied in any forward-looking statements in this report.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this report might prove to be inaccurate.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Amendment No. 1 to the Selective Insurance Supplemental Pension Plan, Amended and Restated Effective as of January 1, 2005.
	10.2	Amendment No. 2 to the Selective Insurance Company of America Deferred Compensation Plan (2005), As Amended and Restated Effective as of January 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTIVE INSURANCE GROUP, INC.

Date: March 25, 2013	By:	/s/ Michael H. Lanza
Michael H. Lanza
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to the Selective Insurance Supplemental Pension Plan, Amended and Restated Effective as of January 1, 2005.
10.2	Amendment No. 2 to the Selective Insurance Company of America Deferred Compensation Plan (2005), As Amended and Restated Effective as of January 1, 2010.